Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use and inclusion on Form 10- SB dated March 9, 2007, of Global Agri-Med Technologies, Inc., of our report dated March 6, 2007 with respect to the financial statements of Global Agri-Med Technologies, Inc. for the years ended December 31, 2006 and 2005, and for the period from inception, October 28, 1999, to December 31, 2006.

/s/ Drakeford & Drakeford, LLC

     Drakeford & Drakeford, LLC

     Certified Public Accountants

     March 9, 2007